UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June  30, 2020

________________________________

BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BXG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2020, Bluegreen Vacations Corporation (the “Company”) amended its revolving timeshare receivables hypothecation facility with Liberty Bank (the “Liberty Bank Facility”) to renew the revolving credit period, which will begin on July 1, 2020 and expire on June 30, 2021, extend the maturity date from March 12, 2023 until June 30, 2024, and amend certain of the other terms of the Liberty Bank Facility, including the interest rate on borrowings under the Liberty Bank Facility, as described below. Subject to its terms and conditions, the Liberty Bank Facility, as amended, provides for advances of (i) 80% (decreasing from 85% by September 30, 2020) of the unpaid principal balance of Qualified Timeshare Loans assigned to agent, and (ii) 60% of the unpaid principal balance of Non-Conforming Timeshare Loans assigned to agent, during the revolving credit period of the facility. The amendment to the Liberty Bank Facility reduced the maximum permitted outstanding borrowings from $50.0 million to $40.0 million, subject to the terms of the facility. After giving effect to the amendment of the facility, availability under the Liberty Bank Facility was approximately $18.3 million as of June 25, 2020 based on approximately $21.7 million outstanding at that time. Until June 30, 2020, borrowings under the Liberty Bank Facility will continue to bear interest at the prevailing rate under the facility, which is the WSJ Prime Rate, subject to a 4.00% floor.  Pursuant to the amendment to the Liberty Bank Facility, effective July 1, 2020, all borrowings outstanding under the facility will bear interest at an annual rate equal to the WSJ Prime Rate minus 0.10%, subject to a 3.40% floor. Principal and interest under the Liberty Bank Facility are paid as cash is collected on the pledged receivables, with the remaining balance being due upon maturity. In addition, subject to certain exceptions, the Company’s recourse liability under the amended facility is $10 million. Prior to the amendment, the facility was fully recourse to the Company.

The foregoing description of the amendment of the Liberty Bank Facility is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to the Second Amended and Restated Loan Agreement and the Third Amended and Restated Receivables Loan Note, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1First Amendment to the Second Amended and Restated Receivables Loan Agreement

10.2Third Amended and Restated Receivables Loan Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020	BLUEGREEN VACATIONS CORPORATION

By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer